United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On June 7, 2011 Urstadt Biddle Properties Inc. (the “Company”) issued a press release, which sets forth the results of operations and financial condition of the Company for the quarter ended April 30, 2011.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.  Such information shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language is such filing.

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of the Company held on March 10, 2011, the Company’s stockholders voted on five proposals, including a vote on an advisory basis, on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.  As previously reported in the Company’s Report on Form 10-Q filed March 11, 2011, the shareholders voted overwhelmingly in favor of every three years as the frequency of the say-on-pay vote.

    The Company’s Board of Directors has considered the recommendation of the shareholders and determined that the Company will hold advisory votes on the compensation of the Company’s named executive officers every three years until the next advisory vote on the frequency of shareholder votes on executive compensation.

Item 9.01                      Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibit is filed as part of this report:

Press release dated June 7, 2011 is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2011	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated June 7, 2011